                                                                  EXHIBIT (p)(2)


                         DENVER INVESTMENT ADVISORS LLC

                                  ETHICS RULES


                                    INCLUDING


                   CODE OF ETHICS, INSIDER TRADING POLICY, AND
                       GIFT AND OUTSIDE EMPLOYMENT POLICY






Amended Effective August 1, 1998

                                TABLE OF CONTENTS

SECTION I:  INTRODUCTION AND STATEMENT OF POLICY.................................................................1

         A.       STATEMENT OF GENERAL PRINCIPLES................................................................1

         B.       THE ETHICS RULES...............................................................................1

SECTION II:  SUMMARY OF  ETHICS RULES............................................................................3

         A.       CODE OF ETHICS.................................................................................3
                  1        Securities to Which the Code Applies..................................................3
                  2        Persons to Whom the Code Applies and Applicable Rules.................................3
                           2.1      Access Persons...............................................................3
                           2.2      General......................................................................3
                           2.3      Preclearance and Reporting...................................................4
                           2.4      Restrictions.................................................................4

         B.       INSIDER TRADING POLICY.........................................................................4
                  1        General...............................................................................4
                  2        What to do if in Possession of Material Nonpublic Information.........................5

         C.       GIFT AND OUTSIDE EMPLOYMENT POLICY.............................................................5

SECTION III:  GENERAL INFORMATION................................................................................6

         A.       ENFORCEMENT....................................................................................6

         B.       CAUTION REGARDING PERSONAL TRADING ACTIVITIES..................................................6

         C.       COMMUNICATIONS WITH OUTSIDE DIRECTORS AND TRUSTEES OF INVESTMENT COMPANIES ADVISED BY
                  DENVER INVESTMENT ADVISORS.....................................................................6

         D.       INTERNAL USE...................................................................................6

         E.       FORMS..........................................................................................7

SECTION IV  APPENDICES DETAILING THE ETHICS RULES (Index)........................................................8

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                 SECTION I: INTRODUCTION AND STATEMENT OF POLICY


A.       STATEMENT OF GENERAL PRINCIPLES

Denver Investment Advisors LLC ("Denver Investment Advisors") and its members, officers, and employees (as defined herein, "Access Persons") are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"), including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, Denver Investment Advisors and its Access Persons regularly seek the advice of counsel.

These Ethics Rules are directed to the particular objectives of compliance with the provisions of Rule 17j-1 under the 1940 Act and with various provisions of the Advisers Act, and to the prevention of engagement in any personal securities transactions by Access Persons which might conflict with or adversely affect the interests and welfare of the Clients of Denver Investment Advisors.

The general principles and procedures which guide the activities of all Access Persons are augmented by these Ethics Rules, which are based upon the fundamental recognition that Access Persons have a fiduciary relationship with Denver Investment Advisors' clients, which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

Professional and legal responsibilities to Denver Investment Advisors' Clients dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Although compliance by Access Persons with the provisions of these Ethics Rules is mandatory, codes of ethics cannot define all conflict and potential conflict situations. Therefore, in addition to assuring that one's conduct comports with these Rules, Access Persons must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. Access Persons must adhere not only to the letter but also to the spirit of the Ethics Rules and the principles articulated herein.

B.       THE ETHICS RULES

Denver Investment Advisors operates under this Code of Ethics, Insider Trading Policy, and Gift and Outside Employment Policy (collectively the "Ethics Rules") which apply to all members, officers and employees of Denver Investment Advisors and, in certain instances, to their family members. PERSONS SUBJECT TO THE ETHICS RULES ARE ENCOURAGED TO INVEST IN INVESTMENT COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS and are also permitted to personally invest in individual securities in accordance with the Ethics Rules. Outside Directors of Denver Investment Advisors advised investment companies who are not members, officers or employees of Denver Investment Advisors are not subject to the Ethics Rules.



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The Ethics Rules are intended to ensure that these persons (i) at all times place first the interests of Denver Investment Advisors' clients (collectively and as applicable "Clients"), (ii) recognize, respect, and act in the best interests of the Clients, (iii) conduct all personal trading consistently with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the person's position of trust and responsibility, (iv) not take inappropriate advantage of their positions with Denver Investment Advisors, (v) not use any material nonpublic information in securities trading, and (vi) avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of Clients. In May 1994 the Investment Company Institute issued the REPORT OF THE ADVISORY GROUP ON PERSONAL INVESTING. The Denver Investment Advisors' code incorporates the general principles and virtually all of the suggestions of the ICI report. The Ethics Rules also establish policies regarding other matters, such as outside employment and the disbursement or receipt of gifts.

Each member, officer and employee will be provided a copy of the Ethics Rules, as well as a copy of the Code of Ethics for any registered investment company for which Denver Investment Advisors serves as investment Adviser or Sub-Adviser. Each member, officer and employee of Denver Investment Advisors is required to read and retain the Ethics Rules, as well as the Codes of Ethics for various investment companies for which Denver Investment Advisors serves as Adviser or Sub-Adviser, and to sign and return the attached Acknowledgment Form to Designated Investment Representatives upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment (i) confirms that the person signing it has received, read and asked any questions necessary to understand the Ethics Rules, (ii) evidences the person's agreement to conduct himself in accordance therewith, and (iii) confirms that the person has complied with the Ethics Rules during such time as the person has been with Denver Investment Advisors. Various persons will be required to submit reports or obtain clearances as discussed more fully below and in the applicable Appendices.

The Ethics Rules are administered by the Compliance Officer and the Management Committee, and certain matters relating to the Ethics Rules are referred specifically to a Designated Investment Representative, the Compliance Officer, and other individuals with compliance responsibility. Such compliance personnel and committee members are identified in Appendix 1 Part A. The supervisory procedures relating to the Ethics Rules and the duties and operations of the Management Committee are discussed in Appendix 5 Parts A and B, respectively.


                                       2
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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                       SECTION II: SUMMARY OF ETHICS RULES


The Ethics Rules, including especially the Code of Ethics and the Insider Trading Policy discussed below, apply to transactions in Covered Securities for your personal accounts and any other accounts in which you have any BENEFICIAL OWNERSHIP. Generally speaking, you may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, without limitation, accounts held in the name of your spouse, your minor children, a relative sharing your home, or a trust under which you or such persons are a beneficiary. See Appendix 1 Part B for a more complete discussion of beneficial ownership.

A.       CODE OF ETHICS

The Code of Ethics (the "Code") imposes certain investment restrictions and prohibitions, and requires certain reports as set forth below:

1        SECURITIES TO WHICH THE CODE APPLIES

         The Code applies to Covered Securities, which are subject to various trading prohibitions and reporting obligations. "Covered Securities" generally include all securities and their derivatives, whether publicly or privately traded. However, Covered Securities do not include

         o        shares of registered open-end investment companies,

         o        direct obligations of the U.S. government,

         o high quality short-term debt instruments, including but not limited to bankers acceptances, bank certificates of deposit, commercial paper, and repurchase agreements, and

         o        exempt investments.

         Some Covered Securities, such as direct obligations of foreign governments, derivatives on indices, and various securities acquired through dividends, pro rata rights, or other corporate actions, must be reported but are exempt from the trading prohibitions. See Appendix 2 Part A for additional information.

2        PERSONS TO WHOM THE CODE APPLIES AND APPLICABLE RULES

         2.1 ACCESS PERSONS. For purposes of these Ethics Rules, "Access Persons" include all members, officers and employees of Denver Investment Advisors. The Code applies to all Access Persons.

         2.2      GENERAL. Any person subject to the Code is prohibited from:


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                  2.2.1    Engaging in short sales of Covered Securities known
                           by such person to be owned by Clients;

                  2.2.2    Purchasing initial public offerings and hot issues;

                  2.2.3    Short-term trading;

                  2.2.4 Benefitting personally from actions taken for Clients;

                  2.2.5 Profiting from the market effect of Client transactions;

                  2.2.6 Disclosing Client portfolio transactions without prior approval;

                  2.2.7    Engaging in fraudulent conduct; or

                  2.2.8 Investing in derivatives to evade application of the Code.

         2.3 PRECLEARANCE AND REPORTING. Access Persons must preclear all transactions in Covered Securities, must provide periodic reports regarding their holdings and personal transactions in Covered Securities, and are subject to various additional investment restrictions.

         2.4 RESTRICTIONS. The following is a list of some restrictions applicable to Access Persons:

                  2.4.1    Blackout Period

                  2.4.2    Restrictions on Service as a Director

                  2.4.3    Disclosure of Interests

                  2.4.4    Broker-Dealer Investments

                  2.4.5    Hedge Funds, Investment Clubs, and Other Groups

                  See Appendix 2 Part C for additional information.

B.       INSIDER TRADING POLICY

The Insider Trading Policy prohibits persons from communicating or acting on material nonpublic information and requires persons to report such information to a Designated Investment Representative or the Management Committee.

1        GENERAL

         The Insider Trading Policy (the "Policy") applies to every member, officer and employee of Denver Investment Advisors and prohibits such persons, as well as their spouses and others, from trading on material nonpublic information, either personally or on behalf of others (including Clients), and from communicating material nonpublic information to others in violation of the law. Material nonpublic information is commonly known as "Inside Information," and trading on such information is commonly referred to as "Insider Trading." The Policy is drafted broadly, and will be applied and interpreted in a similar manner. See Appendix 3 Part B for additional information on Insider Trading and the proper treatment of Inside Information.

2        WHAT TO DO IF IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION

         If you think you may have Inside Information, you should immediately report such information to one of the Designated Investment Representatives and refrain from discussing it with any other person. See Appendix 3 Part B for additional information on these and related procedures.

C.       GIFT AND OUTSIDE EMPLOYMENT POLICY

The Ethics Rules prohibit persons from giving or receiving certain business-related gifts. The Ethics Rules also prohibit any member, officer or employee from engaging in outside employment unless he or she has given written notice to a Designated Investment Representative and, in the case of securities-related employment, has received the prior written approval of a Designated Investment Representative. See Appendix 4 for additional information.

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                        SECTION III: GENERAL INFORMATION


A.       ENFORCEMENT

Upon discovering a violation of the Ethics Rules, Denver Investment Advisors may impose such sanctions as it deems appropriate, including termination of employment. For more information about sanctions which may be imposed, see Appendix 5 Part C.

B.       CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading activities may be risky not only because of the nature of the transactions, but also because the potential action necessary to close out a position may, for some personnel, become prohibited while the position remains open. For example, the fulfillment of the obligations owed by Access Persons to Denver Investment Advisors may heighten the risks associated with various investments, such as short sales and transactions in derivatives. Furthermore, if Denver Investment Advisors becomes aware of material nonpublic information, or if a Client is active in a given security, some personnel may find themselves "frozen" in a position. Denver Investment Advisors will not bear any losses in personal accounts resulting from the implementation of these Ethics Rules.

C. COMMUNICATIONS WITH OUTSIDE DIRECTORS AND TRUSTEES OF INVESTMENT COMPANIES ADVISED BY DENVER INVESTMENT ADVISORS

As a regular business practice, Denver Investment Advisors attempts to keep the Trustees and Directors of its investment company clients informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, personnel are encouraged to respond to inquiries from Trustees and Directors, particularly as they relate to general strategy considerations or economic or market conditions affecting the funds. However, it is Denver Investment Advisors' policy not to communicate specific trading information and advice on specific securities to the Trustees and Directors; i.e., no information should be given on securities for which current activity is being considered for Clients. Any pattern of repeated requests by a Trustee or Director should be reported to the Compliance Officer.

D.       INTERNAL USE

The Ethics Rules are intended solely for internal use. For more information regarding limitations on disclosing to others the Ethics Rules and actions taken pursuant to the Rules, see Appendix 5 Part C.


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E.       FORMS

Blank forms for use in complying with the Ethics Rules are contained in Appendix
6. Such forms may be revised from time to time, as the Management Committee shall determine. Please contact the Compliance Officer if you need additional forms or if you have any questions.


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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                SECTION IV: APPENDICES DETAILING THE ETHICS RULES
                                     (INDEX)


The following appendices set forth in detail the Ethics Rules summarized above. Such appendices are incorporated herein by reference.


APPENDICES

1        DEFINITIONS
         A.     Personnel.......................................................................................1-1
         B.     Beneficial Ownership............................................................................1-1

2        CODE OF ETHICS
         A.     Overview and Covered Securities (including exemptions)..........................................2-1
         B.     Periodic Acknowledgments and General Prohibitions...............................................2-2
         C.     Investment and Trade Limitations ...............................................................2-4

3        INSIDER TRADING POLICY
         A.     Background Information..........................................................................3-1
         B.     Procedures to Implement Policy..................................................................3-3

4        GIFT AND OUTSIDE EMPLOYMENT POLICY
         A.     Gifts...........................................................................................4-1
         B.     Outside Employment..............................................................................4-1

5        OTHER
         A.     Supervisory and Compliance Review Procedures....................................................5-1
         B.     Role of the Management Committee in Compliance..................................................5-3
         C.     General Information About the Ethics Rule.......................................................5-5

6        FORMS
         A.     Forms...........................................................................................6-1
                - Request for Preclearance
                - Request for Special Preclearance
                - Acknowledgment
                - Securities Ownership and Business Positions
                - Account Information
                - Certification of Non-influence and Non-control over Beneficially Owned
                  Accounts
                - Quarterly Verification



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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                             APPENDIX 1 DEFINITIONS

A.       PERSONNEL

References in the Ethics Rules to the following persons shall mean:

         Designated Investment Representatives - Todger Anderson and Ken Penland

         Designated Trading Representatives - Equities - Mary Ellen Cox and Paul Baryames

         Designated Trading Representatives - Corporate Bonds - Jeff Payne and Jerry Powers

         Designated Trading Representatives - Municipal Bonds - Tom Stevens

         Compliance Specialist - Barbara Brewer

         Compliance Officer - Lou Kahanek


The above information shall be updated from time to time to reflect any changes in personnel that may occur.

B.       BENEFICIAL OWNERSHIP

The provisions of the Ethics Rules apply to transactions in securities for any account "beneficially owned" by a person subject to the Rules. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Thus, for example, you should be aware that the term "beneficial ownership" encompasses securities held in the name of your spouse, your minor children, or a relative sharing your home (collectively "Related Parties"), or held in the name of a trust under which you or a Related Party are a beneficiary, or held under any other arrangement in which you share a pecuniary interest (that is, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in a Covered Security). The Management Committee may, on a case-by-case basis, exempt certain accounts and transactions from any provision of the Ethics Rules, if, in its view, application of the Ethics Rules is not necessary or appropriate.

The provisions of these Ethics Rules shall not apply to purchases or sales effected in any account over which there is no direct or indirect influence or control. Access Persons relying upon this provision will be required to file a certification form with the Compliance Officer regarding any such accounts (see form entitled "Certification of Non-influence and Non-control Over Beneficially Owned Accounts" in Appendix 6).

"Managed Accounts," defined as accounts for members, officers or employees, or their family members, that are managed by Denver Investment Advisors or other investment advisers in a discretionary capacity, except for reporting requirements, are not covered by these Ethics Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account holder influence or control over the account.



                               Appendix 1 page 1
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                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                            APPENDIX 2 CODE OF ETHICS


A.       OVERVIEW AND COVERED SECURITIES (INCLUDING EXEMPTIONS)

Following is an overview of the Code and a discussion of securities covered by, and exempted from the Code.

1        OVERVIEW

         In general, it is unlawful for persons affiliated with investment advisers and investment companies to engage in personal transactions in securities which are held or are to be acquired by the investment adviser or the registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the "SEC") has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company and each investment adviser for such investment company to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable Denver Investment Advisors to fulfill its obligations under such rules.

2        COVERED SECURITIES (INCLUDING EXEMPTIONS)

         2.1 CODE APPLICABILITY AND DEFINITION OF COVERED SECURITIES. The trading prohibitions and reporting obligations of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, gift, inheritance, or otherwise, including Covered Securities acquired in any Denver Investment Advisors compensation benefit or retirement plan. Employees do not need to separately report on Denver Investment Advisors benefit and retirement plan. The Compliance Specialist will review files maintained by the personnel department to ensure compliance. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, or forward contract, or other obligation, including a security whose value is derived or based on any of the above (a "derivative").

                However, the following shall not be deemed to be Covered Securities and shall be exempt from the trading prohibitions, preclearance requirements, and reporting obligations of this
                Code:

                2.1.1      Shares of registered open-end investment companies;

                2.1.2      Direct obligations of the U.S. government;


                               Appendix 2 page 1

                2.1.3 High quality short-term debt instruments, including, but not limited to, bank certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper; and

                2.1.4 "Exempt Investments" include all obligations that are not securities as defined in the Investment Company Act of 1940, as amended, including, but not limited to; commodities, derivatives not traded on a national securities exchange on commodities or currencies, and life insurance or annuity contracts.

         2.2 COVERED SECURITIES AND TRANSACTIONS EXEMPT FROM TRADING PROHIBITIONS (BUT REPORTABLE)

                The following Covered Securities and transactions are exempt from the trading prohibitions and preclearance requirements, but are nevertheless subject to the reporting obligations, of this
                Code:

                2.2.1 the purchase or receipt of direct obligations of a foreign government for which a liquid market exists;

                2.2.2 the purchase or receipt of any derivative on any index of securities (not otherwise exempted as an Exempt Investment above);

                2.2.3 the acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities;

                2.2.4 the acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue; and

B.       PERIODIC ACKNOWLEDGMENTS AND GENERAL PROHIBITIONS

All Access Persons must provide Acknowledgment Forms and comply with the General Prohibitions as discussed below and must also comply with the applicable provisions of Part C below.


                               Appendix 2 page 2

1        ACKNOWLEDGMENT FORMS

         Each ACCESS PERSON must, upon commencement of services and annually thereafter, complete an Acknowledgment Form stating that he or she has reviewed and complied with the Ethics Rules including the Code of Ethics, Insider Trading Policy, and Gift and Outside Employment Policy and has disclosed or reported all applicable securities transactions. Each Access Person must also complete the "Securities Owned and Business Position form" and attach it to the Acknowledgment form. Unless otherwise directed, such forms should be given to the Compliance Specialist.

2        GENERAL PROHIBITIONS

         Any Access Person subject to this Code is prohibited from:

         2.1 Engaging in short sales of Covered Securities that such person knows are held by or being considered for sale by, any Client.

         2.2 Purchasing, in an initial public offering, Covered Securities for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in the rules of the NASD. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

         2.3 Inducing or causing a Client to take action, or to fail to take action, to benefit an account in which the person has a beneficial interest, rather than to benefit such Client. For example, an employee would violate this Code by causing a Client to purchase a security owned by the employee for the purpose of supporting or increasing the price of that security or causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

         2.4 Using knowledge of portfolio transactions made or contemplated for Clients to profit by the market effect of such transactions.

         2.5 Disclosing current portfolio transactions made or contemplated for Clients as well as any other nonpublic information to anyone outside of Denver Investment Advisors without the prior written approval of a Designated Investment Representative. "Current" transactions shall include transactions for which information is not provided to investment company customers as a matter of policy. Such policy is separately set by the Management Committee and may be amended from time to time.


                               Appendix 2 page 3

         2.6 Engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client, including without limitation:

                o Employing any device, scheme or artifice to defraud any Client;

                o Making to any Client any untrue statement of material fact or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                o Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client; or

                o Engaging in any manipulative practice with respect to any Client.

                For purposes of this Section 2.6, a security held or to be acquired by a Client means any Covered Security as defined herein which, within the most recent 15-day period, is or has been held by a Client or is being or has been considered by Denver Investment Advisors for purchase by a Client.

                The provisions of these Ethics Rules have been instituted, in part, in an effort to ensure that Access Persons do not, inadvertently or otherwise, violate these proscriptions.

         2.7 Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

Persons who violate any prohibition in this Section 2 shall disgorge any profits realized on such trades to the appropriate Client(s), or alternatively, to a charitable organization, as the Management Committee, in its sole discretion, shall determine.

C.       INVESTMENT AND TRADE LIMITATIONS

The following sets forth various investment and trade limitations. If reimbursement is required under more than one of the following, the Management Committee shall, in its sole discretion, determine under which provision reimbursement shall be required.

1        PROCEDURES AND LIMITATIONS REGARDING TRADE EXECUTION

         ACCESS PERSONS must preclear and execute trades as noted below. Access persons who fail to preclear a trade or who execute a trade by means of a prohibited brokerage arrangement must disgorge any profits realized on such trades to the appropriate


                               Appendix 2 page 4

         Client(s), or alternatively, to a charitable organization, as the Management Committee, in its sole discretion, shall determine.(1)

         1.1 PRECLEARANCE OF TRANSACTIONS. ACCESS PERSONS must obtain preclearance prior to engaging in any personal transaction in Covered Securities. The procedures for preclearing transactions are set forth below.

                Clearances to trade will be in effect only for the day of their authorization by a Designated Trading Representative or a Designated Investment Representative. Open orders, including stop loss orders, will not be allowed. Precleared transactions not executed on the day of their authorization must be precleared again before execution. The preclearance requirement applies to transactions in which the Access Person has a beneficial interest as defined in Appendix 1 Part B. An Access Person must complete the Preclearance, a copy of which is attached, in order to obtain preclearance. Copies of completed requests for Preclearance must be promptly forwarded to, and maintained by the Compliance Specialist.

                Any Access Person who has obtained written approval to purchase a restricted security and who has purchased and continues to maintain the security in reliance upon such approval must disclose the investment to appropriate personnel in any instance in which the Access Person is involved in consideration by a client of an investment in the issuer of the restricted security. In any such instance, the decision of a client to purchase an investment in the issuer of the restricted security must be reviewed independently by one or more investment personnel of Denver Investment Advisors, selected by a Designated Investment Representative, who has no personal interest in the issuer, who must execute written approval of the investment in the issuer prior to the investment's being made.

                For purposes of the above paragraph, a restricted security is defined as a security which is not readily marketable and a security which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as Amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.


----------

         (1) Restrictions on personal transactions apply to transactions involving Covered Securities as well as any derivatives thereof. When determining the amount of disgorgement required with respect to derivatives, consideration will be given to price differences in both the derivative and the underlying securities, with the smaller difference being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.


                               Appendix 2 page 5

         1.2 PRECLEARANCE. General preclearance may be obtained from a Designated Trading Representative using a Request for Preclearance.

                o A Designated Trading Representative may provide clearance if the security is not being purchased or sold for a Client. A security is being purchased or sold when, within the most recent seven calendar day period, a transaction in such security has been effected for a Client, or when a transaction in such security is pending or in progress for a Client. Any profits realized on transactions which occur during the proscribed period shall be disgorged, with the profit to be allocated in whole or in part to the appropriate Client(s), if any, or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine; provided, however, that such disgorgement of short-term trading profits shall not apply to securities transactions of Access Persons under circumstances, determined in the sole discretion of the Management Committee, in which disgorgement of profits would be inequitable.

         1.3 SPECIAL PRECLEARANCE. Special Preclearance may be obtained from a Designated Investment Representative for an investment by an Access Person that would otherwise be prohibited by the Code. To obtain special preclearance, an Access Person must submit both a Request for Preclearance and a Request for Special Preclearance to a Designated Investment Representative. The Designated Investment Representative may provide specific preclearance if the Designated Investment Representative determines that the particular circumstances of the person's proposed trade make it unlikely that the trade would disadvantage any Client.

         1.4 EVALUATION OF CLIENT INTERESTS. The Ethics Rules require Access Persons to at all times place the interests of Clients first and to conduct all personal trading consistently with the Ethics Rules and in such a manner as to avoid any actual or potential conflict of interest. Accordingly, any Access Person contemplating a personal investment that has not been made or considered for Client accounts for which the Access Person has investment responsibility is reminded to evaluate the appropriateness or inappropriateness of the investment for those accounts.

2        SEVEN DAY AFTER RULE

         If a transaction in a security has been effected for a Client or when a transaction in the security is pending or in progress, preclearance may be given on the eighth calendar day after the transaction is executed or withdrawn. The existence of pending transactions will be checked as a part of the preclearance process discussed above.

3        SHORT-TERM TRADING RULE

         Every Access Person who obtains a profit from a purchase and sale, or a sale and purchase, of the same or equivalent securities within sixty
         (60) calendar days shall


                               Appendix 2 page 6
         disgorge such profit, with the profit to be allocated in whole or in part to the appropriate Client(s), if any, or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine; provided, however, that such disgorgement of short-term trading profits shall not apply to securities transactions of Access Persons under circumstances, determined in the sole discretion of the Management Committee, in which disgorgement of profits would be inequitable.

         The Compliance Officer may provide for preclearance of a short-term trading transaction in instances in which no abuse would be involved and the equities of the situation support an exemption from the prohibition.

4        SERVICE AS A DIRECTOR

         No ACCESS PERSON may serve on the board of directors of a publicly traded company without prior authorization of the Management Committee. No such service shall be approved without a finding by the Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized, the Access Person serving as a director normally should be isolated through "Chinese Walls" or other procedures from persons making investment decisions with respect to the company involved.

5        DISCLOSURE OF INTERESTS

         No ACCESS PERSON shall, for or on behalf of a Client, recommend or invest in entities with which the Access Person or a Related Party (as defined in Appendix 1 Part B) has a material business interest, without first disclosing such interest to the Designated Investment Representatives or subjecting the recommendation or investment to an independent review and approval by the Management Committee with no such interest. A material business interest may be direct or indirect and may include, without limitation, beneficial ownership of publicly or privately traded securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or similar interests or relationships held by such person or a Related Party, which might affect such person's judgment.

6        INVESTMENTS IN BROKER-DEALERS

         No ACCESS PERSON may purchase Covered Securities issued by broker-dealers unless brokerage commissions or implied commissions on principal transactions directed by Denver Investment Advisors on behalf of Clients constitute less than 2% of such broker-dealer's gross revenues for the prior calendar year. Information regarding the amount of gross revenues may be relied upon if obtained from the issuer's most recent (i) annual report to shareholders, or (ii) periodic reports or registration statements filed with the SEC, or from other sources if there is reason to believe any of the information contained in (i) or
         (ii), above, is inaccurate.


                               Appendix 2 page 7

7        HEDGE FUNDS AND OTHER GROUPS

         No ACCESS PERSON may participate in hedge funds or similar investment groups except as a passive investor.

8        INVESTMENT CLUBS

         ACCESS PERSONS may participate in investment clubs provided the club's transactions are reported as if they were made directly on behalf of the Access Person, and all trades by the investment club are effected in conformance with the prohibitions, restrictions and procedures in this Code of Ethics.

9        PROHIBITED BROKERAGE ARRANGEMENTS

         No ACCESS PERSON may place his or her personal securities transactions through a Denver Investment Advisors trading desk employee or a brokerage firm that such Access Person deals with in his or her professional capacity unless such brokerage firm (i) is a discount broker that does not underwrite or make markets in securities; (ii) is a local branch of a brokerage firm, if the local branch is not used to effect transactions for Clients and the Access Person's transactions do not involve an underwriting, private placement or security in which such brokerage firm is making a market; or (iii) is a local branch or local brokerage firm used by the Access Person to effect precleared transactions in Colorado tax exempt securities, precleared pursuant to this Code of Ethics. The Designated Investment Representatives may, from time to time, grant exceptions from this prohibition when particular circumstances make it unlikely that such trading activity would disadvantage Clients, such as, for example, when different types of securities are involved in the Client and personal trading or when foreign securities are involved which are not handled by brokerage firms referenced in (i) or (ii) above. The Designated Investment Representative's approval can be noted on the Preclearance Form.

10       REQUIRED REPORTS

         10.1 DUPLICATE ACCOUNT INFORMATION AND NOTIFICATION. ACCESS PERSONS must arrange for their brokers, investment advisers, trustees or custodians to provide, on a timely basis, to the Designated Investment Representative, duplicate account statements and confirmation of all transactions in Covered Securities for all accounts in which they have a beneficial interest (see Appendix 1 Part B regarding beneficial ownership). Access Persons must also notify the Designated Investment Representative of each such account, indicating the name of the brokerage firm and the name under which the account is carried. An Account Information Form should be completed for this purpose. Duplicate account information will be organized and filed by the Compliance Specialist and exceptions will be reviewed by the Designated Investment Representative to determine that no trades violate the Code of Ethics and that there is no pattern of trading that suggests a potential violation.


                               Appendix 2 page 8

         10.2 QUARTERLY VERIFICATION. Access persons must, on a quarterly basis, verify that their trading activity as shown on a report provided to them by the trade monitoring specialist is complete and accurate or make appropriate corrections.

         10.3 MONTHLY REPORTS. Access Persons must provide monthly reports within 15 days after month end with respect to all transactions for which confirmations are not timely provided, including without limitation, brokered and nonbrokered private placements, gifts, inheritances, and other transactions in Covered Securities otherwise not reported. Such monthly reports must provide the following information:

                o          The date of the transaction;

                o The name of the security and its CUSIP number (if any);

                o The number of shares and principal amount of each security involved;

                o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                o          The price at which the transaction was effected; and

                o The name of the broker, dealer, bank, or other entity with or through whom the transaction was effected.

                The Designated Investment Representative may request Access Persons to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis. Such reports will be requested if the confirmations do not provide the foregoing information.

         10.4 ANNUAL ACKNOWLEDGMENTS AND REPORTS. Access Persons must also submit an Acknowledgment Form as discussed under Part B, 1 above. Access Persons must attach to each such Acknowledgment, as of the date thereof, a Securities Ownership and Business Positions Form, listing of any Covered Securities beneficially held that have not been reported under 10.1, 10.2, and/or 10.3 above, and briefly describing any positions held (e.g., director, officer, other) with for-profit entities other than Denver Investment Advisors.

         10.5 REVIEW OF REPORTS. The Compliance Officer shall, on a timely basis, review all reports submitted pursuant to this Section 10 to determine whether trading patterns and other activities of Access Persons may suggest either violations of the Ethics Rules or a failure to comply not only with the letter, but also with the spirit, of the Ethics Rules and their general principles.


                               Appendix 2 page 9

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                        APPENDIX 3 INSIDER TRADING POLICY


A.       BACKGROUND INFORMATION

The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not settled, it is appropriate to assume that the law prohibits:

o trading by an insider, while in possession of material nonpublic information, or

o trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential or was misappropriated or otherwise improperly obtained by the non-insider, or

o communicating material nonpublic information to others in breach of a duty not to disclose such information.

Trading based on material nonpublic information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer;
(ii) receives the information from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the nonpublic information or obtains or misuses it in breach of a duty of trust and confidence. Accordingly, trading based on material nonpublic information about an issuer can be, but is not necessarily, a violation of this Policy.

Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material nonpublic information. An individual legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy, you should contact a Designated Investment Representative. You should also notify a Designated Investment Representative immediately if you have any reason to believe that a violation of the Policy has occurred or is about to occur.

The following discussion is intended to help you understand the principal concepts involved in insider trading.


                               Appendix 3 page 1

1        WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Denver Investment Advisors may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

2        WHEN IS INFORMATION NONPUBLIC?

         Information remains nonpublic until it has been made public. Information becomes public when it has been effectively communicated to the market place, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in the Wall Street Journal or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

3        WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.


                               Appendix 3 page 2

4        PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o      civil injunctions

         o      treble damages

         o      disgorgement of profits

         o      jail sentences for up to 10 years

         o fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

         o civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and

         o civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation can be expected to result in serious sanctions by Denver Investment Advisors, including termination of employment.

5        WHO IS A CONTROLLING PERSON?

         Included as controlling persons are Denver Investment Advisors and its members and officers. If you are a member or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described in Part A, 4, above.

B.       PROCEDURES TO IMPLEMENT POLICY

The following procedures have been established to aid the members, officers and employees of Denver Investment Advisors in avoiding insider trading, and to aid Denver Investment Advisors in preventing, detecting and imposing sanctions against insider trading.

1        IDENTIFYING INSIDE INFORMATION

         Before trading for yourself or others, including Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         1.1 To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         1.2 Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?


                               Appendix 3 page 3

2        REPORTING INSIDE INFORMATION

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

         2.1 Do not purchase or sell the securities on behalf of yourself or others, including Clients.

         2.2 Do not communicate the information inside or outside of Denver Investment Advisors, other than to the Compliance Officer.

         2.3 Immediately advise a Designated Investment Representative of the nature and source of such information, and he will determine if the information needs to be reviewed by the Management Committee.

         2.4 Depending upon the determination made by the Management Committee, or by a Designated Investment Representative until the Committee can be convened, you, or you and others may be instructed to continue the prohibition against trading and communication. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

3        PROTECTING INFORMATION

         Members, officers and employees of Denver Investment Advisors shall not disclose any nonpublic information (whether or not it is material) relating to Denver Investment Advisors or its securities transactions to any person outside Denver Investment Advisors (unless such disclosure has been authorized by the Compliance Officer). Material nonpublic information may not be communicated to anyone, including any member, officer or employee of Denver Investment Advisors, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations pertaining to such information, if appropriate at all, should be conducted in private.

         To avoid unintended disclosures, it is important that all employees take the following steps to safeguard the confidentiality of material and nonmaterial nonpublic information:

         o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

         o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard by employees with a business need for being in the area;


                               Appendix 3 page 4

         o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;

         o Avoid use of wireless and cellular phones, or other means of communication which may be intercepted;

         o Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects;

         o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use; and

         o Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable recordkeeping policies or requirements.

4        RESPONSIBILITY TO MONITOR TRANSACTIONS

         The Compliance Specialist will monitor Client and employee transactions for which reports are received to detect the existence of any unusual trading activities. The Compliance Specialist will immediately report any unusual trading activity directly to a Designated Investment Representative, who will be responsible for determining what, if any, action should be taken.

5        PRECLEARANCE AND OTHER REQUIREMENTS

         No person to whom this Policy applies may trade, either personally or on behalf of others (including Clients), while in possession of material nonpublic information, nor may such Denver Investment Advisors personnel communicate material nonpublic information to others in violation of the law. Even if information is not deemed to be material nonpublic information, Denver Investment Advisors personnel must nevertheless comply with the other provisions of the Ethics Rules. For example, please refer to Appendix 2 Part C, 1.1 of the Ethics Rules, regarding the preclearance requirement applicable to Access Persons.


                               Appendix 3 page 5

6        TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Denver Investment Advisors employees and others subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


                               Appendix 3 page 6

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                  APPENDIX 4 GIFT AND OUTSIDE EMPLOYMENT POLICY


A.       GIFTS

The following outlines the policy on giving and receiving gifts.

1        GIVEN

         No MEMBER, OFFICER OR EMPLOYEE shall, directly or indirectly, give or permit to be given anything of value, including gratuities, in excess of $100 per year, to any principal, proprietor, employee, agent, or representative of a broker-dealer if such payment is in relation to the business of the employer of the recipient.

2        RECEIVED

         No MEMBER, OFFICER OR EMPLOYEE may receive any gift or other thing of value in excess of $100 per year from any person or entity that does business with or on behalf of Denver Investment Advisors or any Client, provided however, receipt of the following shall not be prohibited:

                           o an occasional dinner, ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so costly as to raise any question of impropriety; or

                           o a breakfast, luncheon, dinner, reception, or cocktail party given in conjunction with a bona fide business meeting.

B.       OUTSIDE EMPLOYMENT

No MEMBER, OFFICER OR EMPLOYEE of Denver Investment Advisors shall be employed by, or accept compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of his relationship with Denver Investment Advisors unless such person has provided prompt written notice of such employment to the Compliance Officer, and, in the case of securities-related employment or compensation, has received the prior written approval of the Compliance Officer.


                               Appendix 4 page 1

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                                APPENDIX 5 OTHER


A.       SUPERVISORY AND COMPLIANCE REVIEW PROCEDURES

Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

1        PREVENTION OF VIOLATIONS

                  In an effort to prevent violations of the Ethics Rules, the Designated Investment Representative should, in addition to the procedures previously outlined in the Ethics Rules:

                           1.1 Review and update the Ethics Rules as necessary,
                  at least once annually, including but not limited to a review of the Code by the Compliance Officer, the Management Committee and/or counsel;

                           1.2 Answer questions regarding the Ethics Rules;

                           1.3 With such assistance from the Designated
                  Investment Representatives, outside counsel, or Human Resources Manager as may be appropriate, maintain a continuing education program consisting of the following:

                                    1.3.1 orienting members, officers, and
                           employees who are new to Denver Investment Advisors. The orientation shall include without limitation a discussion of the Ethics Rules,

                                    1.3.2 further educating members, officers,
                           and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Ethics Rules;

                           1.4 Request from all persons upon commencement of
                  services and annually thereafter, any applicable forms and reports as required by the Ethics Rules;

                           1.5 Write letters to securities firms requesting
                  duplicate confirmations and account statements where necessary; and

         1.6 Resolve with the Management Committee issues of whether information received by a member, officer or employee of Denver Investment Advisors is material and nonpublic and determine what action, if any, should be taken.


                               Appendix 5 page 1

2        DETECTION OF VIOLATIONS

         In an effort to detect violations of these Ethics Rules, the Compliance Officer and Designated Investment Representative should, in addition to the procedures previously outlined in the Ethics Rules:

         2.1 Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

         2.2 Spot checks of certain information are permitted as noted under the Code.

3        REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

         Upon learning of a potential deviation or violation of the Ethics Rules, a Designated Investment Representative should promptly report to the Management Committee providing full details and recommendations for further action. The Management Committee shall thereafter take such action as deemed appropriate.

4        ANNUAL REPORTS

         The Designated Investment Representative should prepare at least annually a written report for the Management Committee and for the Boards of Directors of any registered investment company for which Denver Investment Advisors serves as investment adviser. This report shall be confidential and set forth the following information:

         4.1 Copies of the Ethics Rules, as revised, including a summary of any changes made during the past year;

         4.2 Identification of any violations requiring remedial action during the past year, and the sanctions imposed for each such violation;

         4.3 Recommendations, if any, regarding changes in existing restrictions or procedures based upon Denver Investment Advisor's experience under these Ethics Rules, evolving industry practices, or developments in applicable laws or regulations; and

         4.4 Certification that, in the opinion of the Compliance Officer, the Ethics Rules include such procedures as are reasonably necessary to prevent Access Persons from violating the Ethics Rules.

5        RECORDS

         The Compliance Officer is responsible for ensuring that the following records are created and maintained:


                               Appendix 5 page 2

         5.1 A copy of the Ethics Rules which are, or at any time within the past five years have been, in effect;

         5.2 Files for personal securities transaction confirmations and account statements, all reports and other forms submitted pursuant to these Ethics Rules and any other pertinent information;

         5.3      A copy of each preclearance;

         5.4 A record of any violation of the Ethics Rules and of any action taken as a result of such violation;

         5.5 A log noting the dates of review, annual update activity and any other information pertaining to implementation of these procedures; and

         5.6 A list of all persons who are, or have been, required to make reports pursuant to these Ethics Rules.

6        INSPECTION

         The records and reports maintained by the Designated Investment Representative, Designated Trading Representatives, the Compliance Specialist, and the Compliance Officer pursuant to the Ethics Rules shall at all times be available for inspection, without prior notice, by any member of the Management Committee.

7        RECORD RETENTION

         Copies of the records specified in Section 5 above and of memoranda and minutes regarding the administration of these procedures shall be maintained by the Compliance Officer for a minimum of six years. All records listed in Section 5 above shall be kept in an easily accessible place except that the records specified in Section 5.1 need only be kept in an easily accessible place for two years.

8        CONFIDENTIALITY

         All procedures, reports and records monitored, prepared or maintained relating to the Code of Ethics shall be considered confidential and proprietary to Denver Investment Advisors and shall be maintained and protected accordingly. Except as otherwise required by law or this Ethics Code no disclosure shall be made about Ethics Code issues other than to members of the Management Committee.

B.       ROLE OF THE MANAGEMENT COMMITTEE IN COMPLIANCE

One of the roles of the Management Committee is to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Ethics Rules and to take appropriate action at such times as violations or potential violations are discovered.


                               Appendix 5 page 3

1        MEMBERSHIP OF THE COMMITTEE

         The members of the Committee will be the Executive Managers and the three Managers elected annually pursuant to the LLC Operating Agreement.

2        COMMITTEE MEETINGS

         The Committee shall review on a quarterly basis or as often as necessary the operations of the compliance program and consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Ethics Rules. The Designated Investment Representative shall report information about potential violations, together with all documents relating to the matter at the next regular meeting of the Committee, or convene a special meeting.

         Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Denver Investment Advisors. Management Committee reviews are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Ethics Rules.

         A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

         It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Designated Investment Representative with respect to the particular employee or employees whose conduct has been the subject of the meeting.

         The Committee will also prepare reports or make copies of minutes available as needed for Directors/Trustees of investment companies advised by Denver Investment Advisors.

3        SPECIAL DISCRETION

         The Committee shall have the authority by a majority vote to exempt any person or class of persons from all or a portion of the Ethics Rules, provided that:

         3.1 The Committee determines, on advice of counsel, that the particular application of all or a portion of the Ethics Rules is not legally required;

         3.2 The Committee determines that the likelihood of any abuse of the Ethics Rules by such exempted person(s) is remote;


                               Appendix 5 page 4

         3.3 The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

         3.4 The exempted person(s) agrees to execute and deliver to the Compliance Officer, at least annually, a signed Acknowledgment Form, a copy of which can be found in Appendix 6 of the Ethics Rules, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

         The Committee shall also have the authority by a majority vote to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.

         Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time.

C.       GENERAL INFORMATION ABOUT THE ETHICS RULES

The following describes additional information generally applicable to the Ethics Rules.

1        DESIGNEES

         The Management Committee, the Designated Investment Representatives, and the Compliance Officer may appoint designees to carry out certain functions pursuant to these Ethics Rules.

2        ENFORCEMENT

         In addition to the penalties described elsewhere in the Ethics Rules, upon discovering a violation of the Ethics Rules, Denver Investment Advisors may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator or disgorgement of any profits realized on certain transactions to the appropriate client(s), or alternatively to a charitable organization, as the Management Committee in its sole discretion shall determine. All material violations of the Ethics Rules and any sanctions imposed with respect thereto shall be reported periodically to the Management Committee.


                               Appendix 5 page 5

3        INTERNAL USE

         The Ethics Rules are intended solely for internal use by Denver Investment Advisors and do not constitute an admission, by or on behalf of Denver Investment Advisors, as to any fact, circumstance or legal conclusion. The Ethics Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Ethics Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Ethics Rules may constitute sufficient cause for Denver Investment Advisors to terminate or otherwise adversely affect such person's relationship with Denver Investment Advisors.


                               Appendix 5 page 6

                   DENVER INVESTMENT ADVISORS LLC ETHICS RULES

                                APPENDIX 6 FORMS


A.       FORMS

Following are blank forms for your use in complying with the foregoing Policy.


                               Appendix 6 page 1

NOTE:  FORMS ARE IN SEPARATE FILE


                               Appendix 6 page 2

                  [DENVER INVESTMENT ADVISORS LLC LETTERHEAD]


                  DATE:         December 6, 1999
                  TO:           Denver Investment Advisors Employees
                  FROM:         Lou Kahanek
                  SUBJECT:      Changes to the Ethics Rules - REVISED

                  Please print and insert the following policies adoptions for the Code of Ethics into your manual:

                  RESTRICTIONS ON EMPLOYEE INVESTMENTS IN WESTCORE FUNDS

                  The following Code of Ethics policy amendment is effective December 1st 1999.

                  Westcore funds net asset values for funds with assets under management of less than $50 million are especially sensitive to the market effects of initial public offerings that are allocated to these accounts. Therefore, in order to diminish the possibility of what could appear to be improper personal trading, the following policy has been adopted.

                  1. Denver Investment Advisors' employees new investments greater than $10,000 in Westcore equity funds with less than $50 million in assets may only be made on a payroll date.

                  2. If the investment is made directly through Westcore, employees need to provide a copy of the confirmation of each such transaction to Denver Investment Advisors' compliance department.

                  3. Denver Investment Advisors money purchase plan and employee retirement savings plans are not currently subject to these restrictions.

                  Employees that do not follow this procedure will have their trades canceled and monies returned to them.

                  DE MINIMUS RULE APPLICABLE TO GENERAL SECURITIES TRADES:

                  The following Code of Ethics policy amendment is effective December 1st 1999.

                  Employees will be allowed to make de minimus trades which would otherwise be subject to the preclearance requirements of Denver Investment Advisors' Code of Ethics without the necessity for preclearance receipt if the following guidelines are adhered to:

                  1. Employees are allowed two de minimus trades in any calendar month.

                  2. A de minimus trade may be made for any security in which the issuer has a market capitalization of equal to or greater than $10 billion.

                  3. The total dollar amount of a de minimus trade may not exceed $15,000.

                  4. De minimus trades will not be subject either to the seven day preclearance or the seven day post-trade blackout period provisions of the Code of Ethics.

                  Employees must fill out a de minimus approval form. The form is available from compliance and is on the Intranet on the compliance department page. The trading desk does not have to approve this form for open orders on the desk. The form must be approved by compliance personnel. Compliance must be notified of unexecuted de minimus approvals.

                  De minimus trades continue to be subject to the sixty day short-term trading provisions of the Code of Ethics. Employees should also note that the de minimus rule does not exempt employees from violations of the insider trading rules. Employee trades will be monitored to ensure that a pattern of trading with client accounts is not present.



                               Appendix 6 page 3